                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT / /       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             ASPEN TECHNOLOGY, INC.
               Name of Registrant as Specified In Its Charter)

                             ASPEN TECHNOLOGY, INC.
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             ASPEN TECHNOLOGY, INC.
                                 TEN CANAL PARK
                               CAMBRIDGE, MA 02141

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

The 1997 Annual Meeting of Stockholders of Aspen Technology, Inc. (the "Company") will be held at the Royal Sonesta Hotel, Riverfront Room, East Tower, 2nd Floor, 5 Cambridge Parkway, Cambridge, Massachusetts, 02142, on December 16, 1997 at 3:00 P.M. (local time) for the following purposes:

     (a) To elect two persons to the Board of Directors to serve as Class I Directors for three-year terms;

     (b) To approve a proposal to change the Company's state of incorporation from Massachusetts to Delaware;

     (c)    To approve an amendment to the Company's 1995 Stock Option Plan;

     (d) To approve an amendment to the Company's 1995 Directors Stock Option Plan;

     (e) To approve the adoption of the Company's 1998 Employee Stock Purchase Plan;

     (f) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed November 10, 1997, as the record date for the 1997 Annual Meeting of Stockholders. Accordingly, only stockholders of record at the close of business on November 10, 1997, will be entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors


                                          Stephen J. Doyle
                                          Clerk

November 14, 1997

NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY. A RETURN ENVELOPE IS ENCLOSED. IF MORE THAN ONE PROXY IS ENCLOSED, PLEASE COMPLETE AND RETURN ALL OF THEM.

                             ASPEN TECHNOLOGY, INC.


                                -----------------

                                 PROXY STATEMENT

                                -----------------


                               GENERAL INFORMATION


PROXY SOLICITATION

       The enclosed proxy is solicited by the Board of Directors of Aspen Technology, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at 3:00 p.m. on December 16, 1997, at the Royal
Sonesta Hotel, Riverfront Room, East Tower, 2nd Floor, Cambridge, Massachusetts, 02142.

       The cost of soliciting proxies by mail, telephone, telegraph or in person will be borne by the Company. The Company has retained the services of Morrow & Co., Inc., a proxy solicitation firm based in New York City, to which the Company will pay a fee of $7,500 plus reimbursement for mailing and out-of-pocket expenses. In addition to the cost of soliciting proxies by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them. This proxy statement and the enclosed proxy are first being mailed or given to stockholders on or about November 14, 1997.


REVOCABILITY AND VOTING OF PROXY

         A form of proxy and a return envelope for the proxy are enclosed. A proxy, if completed and returned, may be revoked at any time prior to its use at the Meeting by giving written notice to the Clerk of the Company, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting as specified in the proxies or, in the absence of specification, in favor of the matters listed thereon and, with respect to any other business which may properly come before the Meeting, in the discretion of the named proxies. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

NOTE REGARDING SHARE-RELATED DATA

       On February 28, 1997, the Company effected a two-for-one stock split in the form of a stock dividend. All references to numbers of shares appearing in this Proxy Statement have been adjusted to reflect such stock dividend.

VOTING SECURITIES AND VOTING RIGHTS

       The Company's Common Stock, par value $0.10 per share ("Common Stock"), is the only class of voting securities outstanding and entitled to vote at the Meeting. Each stockholder of record on November 10, 1997, is entitled to one vote for each share registered in that stockholder's name. At that date there were shares of Common Stock issued and outstanding.


                               ------------------


                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING


I.     PROPOSAL ONE - ELECTION OF DIRECTORS

       The Board of Directors currently consists of six members, divided into three classes of two members each. Each class of directors serves a three-year term, the terms of which are staggered so that the term of only one class expires each year. The affirmative vote of the holders of a majority of votes cast at the Meeting is required for the election of directors. Proxies will be voted as indicated on a returned proxy card. If there are no voting instructions then the proxy holders will vote the proxies received by them FOR the nominees named below.

       AN AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE MEETING IS NECESSARY TO ELECT THE DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF BOTH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING THREE YEARS FROM NOW OR UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

NOMINEES

       The Board of Directors has nominated Mr. Evans and Ms. McArdle for election as Class I directors, to serve for three-year terms, until the 2000 Annual Meeting or until their respective successors are elected and qualified. If for any reason either Mr. Evans or Ms. McArdle should become unavailable for election, the persons named in the proxy may vote the proxy for the election of a substitute. However, each nominee has consented to serve as a director if elected, and the Board of Directors has no reason to believe that either of the nominees will become unavailable for election.

BACKGROUND OF NOMINEES

       Lawrence B. Evans, age 63, the principal founder of the Company, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1984. He also served as Treasurer of the Company from 1984 through February 1995 and as President from the inception of the Company until 1984. Mr. Evans served as Professor of Chemical Engineering at Massachusetts Institute of Technology ("M.I.T.") from 1962 to 1990 and was the principal investigator for the ASPEN Project at M.I.T., which lasted from 1976 to

1981. Mr. Evans holds a B.S. in Chemical Engineering from the University of Oklahoma and an M.S.E. and Ph.D. in Chemical Engineering from the University of Michigan.

       Joan C. McArdle, age 46, has served as a director of the Company since July 1994, and is a member of the Audit and Compensation Committees. Since 1985 she has been a Vice President of Massachusetts Capital Resource Company, a Boston-based investment company. She holds an A.B. in English from Smith College.

BACKGROUND OF CLASS II AND CLASS III DIRECTORS

       The following table sets forth certain information about the Class II and Class III directors whose terms do not expire this year.


                                                            Director     Office Term
Name                         Positions with the Company     Class        Expiration
----                         --------------------------     --------     -----------

Joseph F. Boston             President and Director         II           1998

Gresham T. Brebach, Jr.      Director(2)                    II           1998

Douglas R. Brown             Director(2)                    III          1999

Alison Ross                  Director(1)                    III          1999


(1)  Member of Audit Committee of the Board of Directors
(2)  Member of Compensation Committee of the Board of Directors

       Joseph F. Boston, age 60, a founder of the Company, has served as President of the Company since 1984 and as a director of the Company since 1981. Mr. Boston served as both the Principal Engineer and as an Associate Project Manager from 1977 to 1981 of the ASPEN Project at M.I.T. Mr. Boston holds a B.S. in Chemical Engineering from Washington University and a Ph.D. in Chemical Engineering from Tulane University.

       Gresham T. Brebach, Jr., age 56, has served as a director of the Company since August 1995, and is a member of the Compensation Committee. Since February 1997, Mr. Brebach has been President and Chief Executive Office of Nextera Enterprises, L.L.C., a Lexington, Massachusetts based consulting company. Between January 1995 and February 1997, Mr. Brebach was Executive Vice President
- Client Services, of Renaissance Solutions Inc., a supplier of management consulting and client/server systems integration services. From August 1994 to December 1994, Mr. Brebach operated his own consulting firm, Brebach Associates. From April 1993 to August 1994, Mr. Brebach served as Executive Vice President of Digital Consulting at Digital Equipment Company. From December 1989 to April 1993, Mr. Brebach was a director of the New York office of McKinsey & Company. Mr. Brebach holds a B.S. in Engineering and an M.B.A. in Business Administration from the University of Illinois.

       Douglas R. Brown, age 43, has served as a director of the Company since 1986 and is a member of the Compensation Committee. Mr. Brown has been President, Chief Executive Officer and Director of Advent International Company, a venture capital investment firm, since January 1997. Mr. Brown was previously Chief Investment Officer of Advent International Company from 1994 to December 1995 and Senior Vice President and Managing Director - Europe of Advent International Company from 1990 to 1994. Mr. Brown holds a B.S. in Chemical Engineering from M.I.T. and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Brown has also served as a director of Ionics, Incorporated since May 1997.

       Alison Ross, age 37 has served as a director of the Company since February 1996 and is a member of the Audit Committee. Ms. Ross is the President of Smart Finance & Co., an investment banking consulting firm she founded in January 1995. Smart Finance & Co. provides advisory services to the Company from time to time. See "Certain Transactions" below. From September 1992 to January 1995, Ms. Ross was a Principal of Montgomery Securities. From September 1991 through August 1992, Ms. Ross served as Special Assistant to the secretary of the Cabinet in the Executive Office of the President of the United States, as part of a one-year appointment as a White House Fellow. Ms Ross holds an S.B. in Economics and an S.M. in Management from M.I.T.

BOARD COMMITTEES AND MEETINGS

       The Board of Directors of the Company held five meetings during the fiscal year ended June 30, 1997, and acted by unanimous consent three times. All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they served. The Board of Directors has appointed an Audit Committee and a Compensation Committee. There is no standing Nominating Committee. The Audit Committee met five times during the fiscal year ended June 30, 1997, which included two meetings by telephone. The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants; the scope of other services provided by the Company's independent accountants; proposed changes in the Company's financial and accounting standards and principles and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls; and makes recommendations to the Board of Directors on the engagement of the independent accountants. The Compensation Committee, which met once and acted by unanimous consent six times during the fiscal year ended June 30, 1997, administers the Company's compensation programs, including the Company's 1995 Employees' Stock Purchase Plan, the 1995 Stock Option Plan, the 1996 Special Stock Option Plan, and the 401(k) Plan, and performs such other duties as may from time to time be determined by the Board of Directors.

COMPENSATION FOR DIRECTORS

       Directors who are not full-time employees of the Company receive an annual fee of $15,000 for their services, plus $1,500 for each regular meeting attended. Additionally, the Company's 1995 Directors Stock Option Plan provides that each non-employee director be granted an option to purchase 12,000 shares of Common Stock at fair market value upon his or her initial election as a director (or December 18, 1995, for previously elected directors) and an option to purchase 4,000 shares of Common Stock at fair market value following any annual meeting if such director continues as a non-employee director. The amount of initial and annual options granted was not automatically increased under the 1995 Directors Stock Option Plan after the two-for-one stock split of February 28, 1997. Proposal Four would increase the first grant of options to an option for 24,000 shares of Common Stock, and the annual grant of options to an option for 8,000 shares of Common Stock, each subject to adjustment for stock splits, stock combinations, stock dividends, reclassifications or other capital adjustments.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

       The following table sets forth certain information as of September 30, 1997, with respect to the beneficial ownership of the Common Stock by (i) each person known to the Company to own of record or beneficially more than 5% of the outstanding shares of Common Stock, (ii) those persons listed in the Summary Compensation Table below, (iii) each director and nominee for director of the Company, and (iv) all present executive officers and directors of the Company as a group. As of September 30, 1997, 20,996,876 shares of the Common Stock were outstanding.


                                                            Shares
                                                         Beneficially
                                                           Owned(2)
                                                  --------------------------
Name and Address of Beneficial Owner(1)             Number           Percent
---------------------------------------           ---------          -------
Pilgrim Baxter & Associates(3)                    2,055,040           9.79

Janus Capital Corporation(3)                      1,571,010           7.48

Lawrence B. Evans(4)                                843,978           4.02

Joseph F. Boston(5)                                 313,648           1.49

Herbert I. Britt(6)                                 266,858           1.27

Mary A. Palermo(7)                                  180,372             *

Joel B. Rosen(8)                                    157,876             *

Gresham T. Brebach, Jr.(9)                           14,001             *

Douglas R. Brown(10)                                 14,001             *

Joan C. McArdle(11)                                  14,001             *

Alison Ross(12)                                       4,001             *

All executive officers and directors              1,808,736           8.6
as a group (9 persons)(13)


* Less than 1%

(1) The address of all executive officers and directors is in care of the Company, Ten Canal Park, Cambridge, Massachusetts 02141.

(2) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.

(3) Based on information obtained from NASDAQ Online services citing filings with the Securities and Exchange Commission as of October 24, 1997.

(4) Includes 40,062 shares subject to stock options exercisable within 60 days of September 30, 1997. Also includes 200 shares held by Beverley Evans, wife of Mr. Evans, and an aggregate of 4,100 shares held by Mr. Evans' sons, as to which shares Mr. Evans disclaims beneficial interest. Mr. Evans is the Company's Chairman of the Board and Chief Executive Officer.

(5) Includes 22,838 shares subject to stock options exercisable within 60 days of September 30, 1997. Mr. Boston is the President and a director of the Company.

(6) Includes 20,338 shares subject to stock options exercisable within 60 days of September 30, 1997. Mr. Britt is the Company's Senior Vice President, and Chief Technical Officer.

(7) Includes 164,880 shares subject to stock options exercisable within 60 days of September 30, 1997. Ms. Palermo is the Company's Executive Vice President, Finance and Chief Financial Officer.

(8) Includes 150,732 shares subject to stock options exercisable within 60 days of September 30, 1997. Also includes 700 shares held by a trust of which Mr. Rosen is a co-trustee. Mr. Rosen is the Company's Executive Vice President.

(9) Consists of shares subject to stock options exercisable within 60 days of September 30, 1997. Mr. Brebach is a director of the Company.

(10) Consists of shares subject to stock options exercisable within 60 days of September 30, 1997. Mr. Brown is a director of the Company.

(11) Consists of shares subject to stock options exercisable within 60 days of September 30, 1997. Excludes 175,000 shares held by Massachusetts Capital Resource Company through the exercise of certain warrants, as to which Ms. McArdle disclaims beneficial interest. Ms. McArdle is a director of the Company.

(12) Consists of shares subject to stock options exercisable within 60 days of September 30, 1997. Ms. Ross is a director of the Company.

(13) Includes shares subject to stock options and warrants exercisable within 60 days of September 30, 1997 as described in notes (4) through (12) above.


EXECUTIVE OFFICER COMPENSATION

       The following table sets forth in summary form certain information with respect to the annual and long-term compensation paid by the Company and its subsidiaries to the Chief Executive Officer and each of its four other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the past three fiscal years:

SUMMARY COMPENSATION TABLE

                                                                                                    Long-Term
                                                     Annual Compensation                        Compensation Awards
                                     -------------------------------------------------------    -------------------
                                                                                                    Securities
                                                                              Other Annual          Underlying
Name and Principal Position(1)       Year      Salary ($)     Bonus ($)     Compensation (2)        Options (#)
------------------------------       ----      ----------     ---------     ----------------        -----------

Lawrence B. Evans                    1997       $265,000      $   0              $174                 80,000(3)
Chairman of the Board                1996       $239,000      $133,000           $348                 50,000(4)
and Chief Executive Officer          1995       $200,000      $ 85,000           $360


Joseph F. Boston                     1997       $210,000      $   0              $174                 40,000(3)
President                            1996       $190,000      $ 88,000           $348                 32,000(4)
                                     1995       $160,000      $ 70,000           $360


Joel B. Rosen                        1997       $210,000      $   0              $174                 50,000(3)
Executive Vice President             1996       $190,000      $ 77,000           $348                 40,000(4)
                                     1995       $160,000      $ 60,000           $360


Herbert I. Britt                     1997       $190,000      $   0              $174                 30,000(3)
Senior Vice President                1996       $181,000      $ 77,000           $348                 32,000(4)
and Chief Technical Officer          1995       $160,000      $ 60,000           $360


Mary A. Palermo                      1997       $190,000      $   0              $174                 50,000(3)
Executive Vice President,            1996       $166,000      $ 83,000           $348                 40,000(4)
Finance and Chief                    1995       $135,000      $ 60,000           $360
Financial Officer


(1) David L. McQuillin joined the Company June 5, 1997 as Executive Vice President, Worldwide Sales & Marketing and, based on his annual salary, would have been included in the table above had he been employed for a significant proportion of fiscal 1997.

(2) Represents long-term insurance premiums paid by the Company on behalf of the Named Executive Officers. Insurance coverage was changed in mid-fiscal 1997 such that the premiums paid for the insurance are no longer considered taxable income to the employee.

(3) Options were granted on August 2, 1996 under the 1995 Stock Option Plan. One-sixteenth of the options granted vest at the end of each calendar quarter. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. All of these options are exercisable during the holder's lifetime only by the holder; they are exercisable by the holder only while the holder is an employee or advisor of the Company and for certain limited periods of time thereafter in the event of termination of employment. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date.

(4) Options were granted on October 24, 1995 and January 8, 1997 under the 1988 Non-Qualified Stock Option Plan and the 1995 Stock Option Plan, respectively. One-sixteenth of the options granted will vest at the end of each calendar quarter. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. All of these options are exercisable during the holder's lifetime only by the holder; they are exercisable by the holder only while the holder is an employee or advisor of the Company and for certain limited periods of time thereafter in the event of termination of employment. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date.

OPTION GRANTS IN LAST FISCAL YEAR

       The following table sets forth certain information with respect to grants of options made to the Named Executive Officers during the fiscal year ended June 30, 1997.


                                                                                                       Potential
                                                                                                       Realizable
                                                   Individual Grants                                Value at Assumed
                               ---------------------------------------------------------              Annual Rates
                               Number of       Percent of                                            of Stock Price
                               Securities      Total Options                                          Appreciation
                               Underlying        Granted to     Exercise                           for Option Term(2)
                               Options         Employees in      Price        Expiration        ------------------------
 Name                          Granted(#)      Fiscal Year      ($/sh)         Date(1)            5%($)          10%($)
 ----                          ----------      -------------    --------      ----------        ---------      ---------

 Lawrence B. Evans             80,000             11.76%        $28.625       08/02/06         $1,554,182     $3,831,225

 Joseph F. Boston              40,000              5.88%        $28.625       08/02/06         $  777,091     $1,915,612

 Joel B. Rosen                 50,000              7.35%        $28.625       08/02/06         $  971,363     $2,394,516

 Herbert I. Britt              30,000              4.41%        $28.625       08/02/06         $  582,818     $1,436,709

 Mary Dean Palermo             50,000              7.35%        $28.625       08/02/06         $  971,363     $2,394,516


-------------

(1) Option grant pursuant to the Company's 1995 Stock Option Plan. Each option grant is exercisable in increments of 6.25% at the end of each calendar quarter. The exercisability of these options is accelerated upon the occurrence of a change in control of the Company.
(2) The amounts shown represent hypothetical gains that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

       The following table sets forth information as to options exercised during the fiscal year ended June 30, 1997, and unexercised options held at the end of such fiscal year, by the Named Executive Officers.

                                                         Shares of Common Stock
                                Shares                   Underlying                     Value of Unexercised
                               Acquired                  Unexercised Options at June    In-The-Money Options at June 30,
                                  on          Value      30, 1997 (#)                   1997  ($)(1)
Name                           Exercise      Realized    Exercisable/unexercisable      Exercisable/unexercisable
----                           --------      --------    ---------------------------    --------------------------------

Lawrence B. Evans                 --            --            31,937/98,063                     $506,543/$1,289,516
Joseph F. Boston                  --            --            18,339/53,661                    $306,153/$   747,329
Joel B. Rosen                   12,000       $410,998        151,106/76,076                   $4,866,763/$1,238,874
Herbert I. Britt                  --            --            16,463/45,537                    $290,090/$   677,768
Mary Dean Palermo                8,000       $263,022        163,254/76,076                   $5,291,741/$1,238,874


(1) The closing sale price for the Common Stock as reported by the NASDAQ National Market System on June 30, 1997 was $37.625. Value is calculated on the basis of the difference between the option exercise price and $37.625, multiplied by the number of shares of Common Stock underlying the option.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL AGREEMENTS

       On August 12, 1997, the Company entered into Change in Control Agreements with Lawrence B. Evans, Chairman and Chief Executive Officer, Joseph F. Boston, President, David McQuillin, Executive Vice President, Worldwide Sales and Marketing, Mary A. Palermo, Executive Vice President, Finance and Chief Financial Officer, Joel B. Rosen, Executive Vice President, and Stephen J. Doyle, Vice President, General Counsel and Clerk. Each agreement is for an initial term of five years and is automatically renewed thereafter on a yearly basis unless the Board of Directors ends the self-renewing feature at least 60 days before the next renewal. In the event of both a change in control and termination of employment (excluding termination for cause but including constructive termination) the executive will be entitled to a severance payment equal to three times salary plus bonus plus cost of benefits. The severance payment would not be limited by the provisions of Section 280G of the Internal Revenue Code of 1986. A change of control is generally defined as any one person or group purchasing 25% of the outstanding stock.

REPORT OF THE COMPENSATION COMMITTEE

       The following is the Report of the Compensation Committee of the Board of Directors (the "Committee"), describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended June 30, 1997.

Purpose of the Committee

       The Committee is responsible for determining compensation levels for the executive officers for each fiscal year based upon a consistent set of policies and procedures.

Elements of the Compensation Program

       Each executive officer's compensation package is comprised of three elements: base compensation, which reflects individual performance and is designed primarily to be competitive with salary levels in a comparative group; bonus compensation, payable in cash and based on achievement of financial performance goals established by the Committee; and stock options, designed to assure long-term alignment with the interests of stockholders. Both the base compensation and the bonus compensation were established off of the prior year's compensation, which was established after review of a report from Towers, Perrin, Forster & Crosby, Inc. ("TPF&C"), consultants in management compensation. TPF&C had analyzed the base compensation and bonus compensation of executive officers of the Company against similar amounts paid by comparable corporations. TPF&C noted in that report for fiscal 1996 that the base compensation and bonus compensation of the executive officers of the Company were generally below the averages for executives of the comparable group of corporations. In assessing the information contained in the report, the Committee considered the nature of the business, the size and the profitability of comparable companies. Stock options were granted in amounts deemed by the Committee to be appropriate to increase alignment with stockholder interests and to serve as a means to retain the services of the executive officers. The Company did not pay bonuses to its executive officers with respect to fiscal 1997 because it did not achieve the internal financial targets set by the Compensation Committee.

Section 162(m) Limitations

The cash compensation to be paid to the Company's executive officers for the fiscal year ending June 30, 1998 is not expected to exceed the $1 million limit per officer imposed on the tax deductibility of such compensation by Section 162(m) of the Internal Revenue Code. Because the Company's 1995 Stock Option Plan limits the maximum number of shares of Common Stock for which any one participant may be granted stock options, has been approved by the stockholders, and is administered by the Committee, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under that Plan will qualify as performance-based compensation and will not count toward (or beyond) the $1 million limitation. This shall also apply to the grant of stock options under the amended 1995 Stock Option Plan if "Proposal Three - Amendment to Company's 1995 Stock Option Plan" is passed at the Meeting.

                                  COMPENSATION COMMITTEE


                                  Gresham T. Brebach, Jr.
                                  Douglas R. Brown
                                  Joan C. McArdle


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Committee consists of Gresham T. Brebach, Jr., Douglas R. Brown and Joan C. McArdle, none of whom has ever been an employee of the Company. The Committee is advised by Richard M. Harter, an advisor and the Assistant Clerk of the Company, who participates in the deliberations but does not vote on actions taken by the Committee. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as members of the Company's Board of Directors or its Compensation Committee.

PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders of the Common Stock for the period from November 1, 1994 (the initial date of the registration of the Company's Common Stock under the Securities Exchange Act of
1934) to June 30, 1997, to the cumulative total return of the NASDAQ Stock Market-US Index and the NASDAQ Computer & Data Processing Index for the same period.


                COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
       AMONG ASPEN TECHNOLOGY INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX





                                [GRAPHIC OMITTED]

CERTAIN TRANSACTIONS

On September 13, 1994, the Company adopted a policy that transactions with affiliated entities or persons will be on terms no less favorable than could be obtained from unrelated parties and that all transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Company's independent directors.

Since April 1995, Smart Finance & Co., an investment banking consulting firm founded and operated by Alison Ross, has provided certain consulting services to the Company. Ms. Ross has been a director of the Company since February 1996 and was reelected as a Class III director at the 1996 Annual Shareholders Meeting. During fiscal 1997 the Company paid consulting fees to Smart Finance & Co. of $64,725 (excluding expense reimbursements) for services rendered during fiscal 1997 under the Company's standard consulting agreement and $132,690 of fees that were paid to Smart Finance & Co. for services provided in connection with the Company's public offering of June 1996 and were previously described in the 1996 proxy statement.

II. PROPOSAL TWO - CHANGE IN THE STATE OF INCORPORATION FROM MASSACHUSETTS TO DELAWARE

       The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from Massachusetts to Delaware (the "Reincorporation"). In recent years, a number of major public corporations have obtained the approval of their stockholders to reincorporate in Delaware. The Board believes it is beneficial and important that the Company also obtain the advantages of Delaware law. The Board believes the proposed change in domicile is in the best interests of the Company and its stockholders for several reasons, including: (i) the greater predictability and flexibility afforded by Delaware corporate law and its greater responsiveness to corporate needs, (ii) the more favorable and predictable corporate environment afforded by Delaware to corporate directors and officers, and (iii) the greater certainty afforded by Delaware law with respect to directors' duties in the face of takeover offers and with respect to anti-takeover measures.


       AN AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE MEETING IS NECESSARY TO CHANGE THE STATE OF INCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM MASSACHUSETTS TO DELAWARE.


REASONS FOR REINCORPORATION

       Predictability, Flexibility and Responsiveness to Corporate Needs. Delaware has adopted comprehensive and flexible corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. In addition, Delaware offers a system of specialized chancery courts to deal with corporate law questions. These courts have developed considerable expertise in dealing with corporate issues as well as a substantial and influential body of case law construing Delaware's corporate law. In addition, the Delaware Secretary of State is particularly flexible, expert and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and Delaware law and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that Delaware law will provide greater efficiency, predictability and flexibility in Company's legal affairs than is presently available under Massachusetts law.

       Directors and Officers. The Board believes that reincorporation under Delaware law will enhance the Company's ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The law of Delaware offers reduced risk and greater certainty and stability from the perspective of those who serve as corporate officers and directors. The intense competition that has characterized the software industry has greatly expanded the challenges and risks facing the directors and officers of companies within the software industry. To date, the Company has not experienced difficulty in retaining directors or officers. However, as a result of the significant potential liability and relatively small compensation associated with service as a director, the Company believes that the better understood, more favorable, and comparatively stable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, in the recruitment of talented and experienced directors and officers.

       The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under Massachusetts law. In addition, the protection from liability and ability to provide indemnification for directors and officers is somewhat greater under Delaware law than under existing Massachusetts law. Accordingly, the Board believes that the Company's corporate objectives can be better achieved by reincorporating in Delaware, and by including provisions in the certificate of incorporation and by-laws of the Delaware company to eliminate personal liability of directors and officers and to provide for their indemnification to the maximum extent permitted by Delaware law.

       The Board believes that Delaware law strikes an appropriate balance with respect to personal liability of directors and officers, and that reincorporation in Delaware will enhance the Company's ability to recruit and retain directors and officers in the future, while providing appropriate protection for stockholders from possible abuses by directors and officers. In this regard, it should be noted that directors' personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit, or for violations of federal laws such as the federal securities laws.

       Takeover Response. The Company currently has in place a number of measures designed to protect stockholder interests in the event of a hostile takeover attempt against the Company. The Company proposes to include similar measures in the charter and by-laws of AspenTech Delaware. Many of these measures have not been as fully tested in the Massachusetts courts as in the Delaware courts. As a result, Delaware law affords greater certainty that these measures will be interpreted, sustained and applied in accordance with the intentions of the Board. In general, Delaware case law provides a well developed body of law defining the proper duties and decision making process expected of a board of directors in evaluating potential and proposed corporate takeover offers and business combinations. The Board believes that these measures and related Delaware law will help the Board to protect the Company's corporate strategies, to consider fully any proposed takeover and alternatives, and, if appropriate, to negotiate terms that maximize the benefit to the Company's stockholders.

REINCORPORATION PROCEDURE

       The proposed Reincorporation would be accomplished by merging the Company into "AspenTech Delaware", a new wholly-owned Delaware subsidiary of the Company (the "Reincorporation Merger"), pursuant to an Agreement and Plan of Merger and Reincorporation (the "Reincorporation Agreement"). When the Reincorporation Merger becomes effective, AspenTech Delaware's name will automatically be changed to Aspen Technology, Inc. The Reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

       On the effective date of the proposed Reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of AspenTech Delaware, and stockholders of the Company will automatically become stockholders of AspenTech Delaware. At the effective time of the Reincorporation, the number of outstanding shares of common stock of AspenTech Delaware will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective time of the Reincorporation. In addition, each outstanding option or right to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of AspenTech Delaware, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the 1995 Stock Option Plan, 1995 Directors Stock Option Plan, 1996 Special Stock Option Plan, 1995 Employees Stock Purchase Plan, and, upon approval of the stockholders, the 1998 Employees Stock Purchase Plan, will be adopted and continued by AspenTech Delaware following the Reincorporation. For a description of the 1998 Employees Stock Purchase Plan see Proposal Five. The Company's stockholders should recognize that approval of the proposed Reincorporation will constitute approval of the adoption and assumption of those plans by AspenTech Delaware.

       No action need be taken by the Company's stockholders to exchange their stock certificates as a result of the Reincorporation. Certificates for shares of the Company's stock will automatically represent an equal number of shares of AspenTech Delaware stock upon completion of the Reincorporation. The Company intends to apply for the listing and registration of AspenTech Delaware Common Stock on the NASDAQ National Market.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

       The following discussion addresses certain federal income tax considerations that are generally applicable to holders of Common Stock of the Company who receive Common Stock of AspenTech Delaware in exchange for their Common Stock of the Company in the Reincorporation. This discussion does not address all of the tax consequences of the Reincorporation that may be relevant to particular the Company's stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are foreign persons or who acquired their Common Stock of the Company through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation). Finally, no foreign, state or local tax considerations are addressed herein. Accordingly, the Company's Shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the reincorporation and related transactions, including the applicable federal, state, local and foreign tax consequences to them of the reincorporation and such related transactions.

       The following discussion is based on the interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (the "IRS") is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Reincorporation to the Company, AspenTech Delaware and/or the Company's stockholders.

       Subject to the limitations, qualifications and exceptions described herein, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code (a "Reorganization"), the following federal income tax consequences will generally result:

       (a) No gain or loss will be recognized by holders of the Common Stock of the Company upon receipt of Common Stock of AspenTech Delaware pursuant to the Reincorporation;

       (b) The aggregate tax basis of the Common Stock of AspenTech Delaware received by each stockholder of the Company in the Reincorporation will be equal to the aggregate tax basis of the Common Stock of the Company surrendered in exchange therefor;

       (c) The holding period of the Common Stock of AspenTech Delaware received by each stockholder of the Company will include the period for which such stockholder held the Common Stock of the Company surrendered in exchange therefor, provided that such Common Stock of the Company was held by such stockholder as a capital asset at the time of the Reincorporation; and

       (d) No gain or loss will be recognized by the Company or AspenTech Delaware as a result of the Reincorporation.

       Neither the Company nor AspenTech Delaware has requested a ruling from the IRS with respect to the federal income tax consequences of the Reincorporation. The Company will, however, obtain an opinion from Foley, Hoag & Eliott, LLP to the effect that the Reincorporation will constitute a Reorganization (the "Tax Opinion"). The Tax Opinion will neither bind the IRS nor preclude the IRS from asserting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions, exceptions and qualifications and will be based upon the truth and accuracy of representations made by the Company, AspenTech Delaware and possibly certain stockholders of the Company.

       A successful IRS challenge to the Reorganization status of the Reincorporation would result in a stockholder recognizing gain or loss with respect to each share of Common Stock of the Company exchanged in the Reincorporation equal to the difference between the stockholder's basis in such share and the fair market value, as of the time of the Reincorporation, of the Common Stock of AspenTech Delaware received in exchange therefor. In such event, a stockholder's aggregate basis in the shares of Common Stock of AspenTech Delaware received in the exchange would equal their fair market value on such date, and the stockholder's holding period for such shares would not include the period during which the stockholder held Common Stock of the Company.

       Even if the Reincorporation qualifies as a Reorganization, a stockholder would recognize gain if, and to the extent that, the stockholder received (directly or indirectly) consideration other than Common Stock of AspenTech Delaware in exchange for the stockholder's Common Stock of the Company or to the extent that the Common Stock of AspenTech Delaware were considered to be received in exchange for services or property other than solely for Common Stock of the Company. All or a portion of such gain could be taxable as ordinary income. Under the terms of the Reincorporation Agreement, no such consideration other than Common Stock of AspenTech Delaware will be issued in the Reincorporation.

       The Company's stockholders will be required to attach a statement to their tax returns for the year of the Reincorporation that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder's tax basis in the stockholder's Common Stock of the Company and a description of the Common Stock of AspenTech Delaware received.

INTERESTS OF THE COMPANY'S DIRECTORS AND OFFICERS

       The Company's stockholders should be aware that reincorporation in Delaware may be of benefit to the Company's directors by reducing the directors' potential personal liability and increasing the scope of permitted indemnification, by strengthening the directors' ability to resist a takeover bid, by limiting the ability of stockholders to remove directors, and in other respects. The Reincorporation is not intended to and will not affect the rights of any of the parties to any of the lawsuits to which the Company is a party. The interests of the Board in recommending the Reincorporation may therefore be in conflict with the interests of the stockholders, and the interests of the Board, management and affiliated stockholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated stockholders. For a more complete discussion of the principal differences between Massachusetts and Delaware law and the charters and bylaws of the Company and AspenTech Delaware as they affect stockholders, see "Significant Changes Caused by the Reincorporation".

       In considering the Reincorporation proposal, the Company's stockholders should be aware that the overall effect of the Reincorporation may be to make it more difficult for holders of a majority of the outstanding shares of the Company's Common Stock to replace directors or to remove existing management in circumstances where a majority of the stockholders may be dissatisfied with the performance of the incumbent directors and management or otherwise desire to make changes. In particular, the Reincorporation could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board. This in turn could enable the Board to resist the desires of a majority of the stockholders. However, the Board believes that the Company's directors will be committed to, and will act in, the interests of the Company and its stockholders, and not for self-entrenchment.

SIGNIFICANT CHANGES CAUSED BY THE REINCORPORATION

       In general, the Company's corporate affairs are governed at present by the corporate law of Massachusetts, the Company's state of incorporation, and by the Articles of Organization and By-Laws of the Company (the "Massachusetts Articles" and the "Massachusetts Bylaws," respectively, and the "Massachusetts Articles and Bylaws" collectively), which have been adopted pursuant to Massachusetts law. The Massachusetts Articles and Massachusetts Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to Aspen Technology, Inc., Ten Canal Park, Cambridge, Massachusetts, 02141. Attention:
Vice President, General Counsel and Clerk.

       If the Reincorporation Agreement is adopted and approved, the Company will merge into, and its business will be continued by, AspenTech Delaware. Following the Reincorporation, issues of corporate governance and control would be determined under Delaware rather than Massachusetts law. The Massachusetts Articles and Bylaws, will, in effect, be replaced by the Certificate of Incorporation and By-Laws of AspenTech Delaware (the "Delaware Certificate" and the "Delaware Bylaws," respectively, and the "Delaware Certificate and Bylaws" collectively). Accordingly, it is important for stockholders to understand the differences among these documents and between Delaware and Massachusetts law in deciding whether to approve the Reincorporation.

       A number of differences between Massachusetts and Delaware law and among the various charter documents of the Company and AspenTech Delaware are summarized below. The following discussion summarizes the more important differences in the corporation laws of Delaware and Massachusetts and does not purport to be an exhaustive discussion of all of the differences. Such differences can only be determined in full by reference to the Massachusetts General Laws Annotated (the "MGLA") and to the Delaware General Corporation Law (the "DGCL") and to the case law interpreting these statutes. In addition, both Massachusetts and Delaware law provide that many of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

SPECIAL MEETING OF STOCKHOLDERS

       The DGCL provides that special meetings of stockholders may be called only by the directors or by any other person or persons as may be authorized by the corporation's certificate of incorporation or bylaws. The Delaware Bylaws provide that special meetings may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer (or, if there is not a Chief Executive Officer, the President) or the AspenTech Delaware board of directors.

       Under the MGLA, special meetings of stockholders of a corporation with a class of voting stock registered under the Securities Exchange Act of 1934, unless otherwise provided in the articles of organization or bylaws, must be called by the Clerk (or, in certain circumstances, any other officer) upon written application by stockholders who hold at least 40% in interest of the capital stock entitled to vote thereon. The Massachusetts Bylaws provide that special meetings of stockholders may be called by the President or by the board of directors of the Company, and shall be called by the Clerk or, in case of death, absence, incapacity or refusal of the Clerk, by any other officer upon written application of stockholders who hold at least 40% in interest of the capital stock entitled to be voted at the proposed meeting.

      VOTING REQUIREMENTS AND QUORUMS FOR STOCKHOLDER MEETINGS

      Under the DGCL, a majority of the issued and outstanding stock entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, unless the certificate of incorporation or bylaws specify a different percentage, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. Under the DGCL, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders, unless the DGCL, the certificate of incorporation or the bylaws specify a different voting requirement.

      The Delaware Bylaws provide that, except as otherwise provided by law or in the Delaware Certificate or Delaware Bylaws, the holders of a majority of the issued and outstanding stock of AspenTech Delaware entitled to vote shall constitute a quorum for the transaction of business. The Delaware Bylaws provide that when a quorum is present, action on a matter is approved by the affirmative vote of a majority of the total vote cast, unless the Delaware Certificate, Delaware Bylaws or DGCL requires a higher percentage of affirmative votes.

      Under the MGLA, unless the articles of organization or bylaws provide otherwise, a majority of the issued and outstanding stock entitled to vote at any meeting constitutes a quorum. Except for the election of directors and other fundamental matters, the MGLA does not prescribe the percentage vote required for stockholder action.

      Under the Massachusetts Bylaws, a majority of the shares of the Company then outstanding and entitled to vote constitutes a quorum for the transaction of business. The Massachusetts Bylaws provide, except where a different vote is required by law, the Massachusetts Articles or the Massachusetts Bylaws, all questions shall be determined by a vote of a majority of each class voting.

      BUSINESS CONDUCTED AT STOCKHOLDER MEETINGS

      The Delaware Bylaws provide that at an annual meeting, subject to any other applicable requirements, only such business may be conducted as has been either specified in the notice of meeting, proposed at the time of the meeting by or at the direction of the AspenTech Delaware board of directors, or proposed at such time by a stockholder who had given timely prior written notice to the Secretary of AspenTech Delaware of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by AspenTech Delaware not less than sixty days nor more than ninety days prior to the meeting (or if fewer than seventy days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the tenth day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs). The notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the name and address of the stockholder proposing such business, the reasons for conducting the business at the meeting, the class and number of shares of stock of AspenTech Delaware beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed. If the Chairman of a meeting of AspenTech Delaware stockholders determines that business was not properly brought before the meeting in accordance with the foregoing procedures, such business will not be conducted at the meeting. Nothing in the Delaware Bylaws precludes discussion by any stockholder of any business properly brought before the annual meeting in accordance with the above-mentioned procedures.

      The Massachusetts Bylaws contain provisions substantially similar to the provisions of the Delaware Bylaws described above.

      NOMINATION AND ELECTION OF DIRECTORS

      The Delaware Bylaws provide that, except as otherwise provided by law, directors are elected by the vote of the holders of a plurality of the shares of stock present, in person or by proxy, at the meeting and entitled to vote. Neither the AspenTech Delaware Certificate nor the Delaware Bylaws allows cumulative voting for the election of directors. The Delaware Bylaws provide that notice of proposed stockholder nominations of candidates for election as directors must be received by the Secretary of AspenTech Delaware not less than sixty days nor more than ninety days prior to the meeting. In the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice from the stockholder must be mailed or delivered to the Secretary not later than the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The notice must contain certain information about the proposed nominee, including age, business and residence addresses and principal occupation, the number of shares of stock of AspenTech Delaware beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. AspenTech Delaware may also require any proposed nominee to furnish other information reasonably required by AspenTech Delaware to determine the proposed nominee's eligibility to serve as a director. If the Chairman of a meeting of AspenTech Delaware stockholders determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

      The Massachusetts Bylaws contain provisions substantially similar to the provisions of the Delaware Bylaws described above.

      INSPECTION RIGHTS

      Under the DGCL, every stockholder has a right to examine, in person or by agent or attorney, during the usual hours for business, and for any proper purpose, the corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. In order to exercise the foregoing right, a stockholder must submit a written demand to the corporation, under oath, stating the purpose of the inspection. Upon refusal of the corporation (or its agent or an officer of the corporation) to permit an inspection demanded by a stockholder, or of a failure to reply to a stockholder's demand within five business days after such demand has been made, a stockholder may apply to the Delaware Court of Chancery to compel the inspection. Where a stockholder seeks to have the Chancery Court compel an inspection of the corporation's books and records, other than its stock ledger or list of stockholders, the stockholder must first establish that it has complied with the formal requirements of making a demand for inspection and that the inspection is for a proper purpose. For purposes of this provision of the DGCL, a "proper purpose" is one that is reasonably related to such person's interest as a stockholder. The Delaware Bylaws provide that AspenTech Delaware shall prepare a complete list of stockholders entitled to vote at a given meeting, at least ten days before such meeting. Such list shall be open for examination by any stockholder for any purpose germane to the relevant meeting, during ordinary business hours, for a period of at least ten days prior to such meeting.

      The MGLA requires that every domestic corporation maintain in Massachusetts, and make available for inspection by its stockholders, the original, or attested copies of, the corporation's articles of organization, bylaws, records of all meetings of incorporators and stockholders, and the stock and transfer records listing the names of all stockholders and their record addresses and the amount of stock held by each. The MGLA further provides that if any officer or agent of a corporation having charge of such corporate records (or copies thereof) refuses or neglects to exhibit them in legible form or to produce for examination a list of stockholder names, record addresses and amount of stock held by each, such officer or agent or the corporation will be liable to any stockholder for actual damages sustained by reason of such refusal or neglect. In an action for damages or a proceeding in equity under the foregoing provision, however, it is a defense to such action that the actual purpose and reason for the inspection being sought is to secure a list of stockholders or other information for the purpose of selling the list or other information or of using them for purposes other than in the interest of the person seeking them, as a stockholder, relative to the affairs of the corporation. The foregoing rights relating to inspection are deemed to include the right to copy materials and to be represented by agent or counsel in exercising these rights. In addition to the rights of inspection provided by the MGLA, a stockholder of a Massachusetts corporation has a common law right to inspect additional documents which, if such request is refused by the corporation, may be obtained by petitioning a court for the appropriate order. In petitioning a court for such an order, the granting of which is discretionary, the stockholder has the burden of demonstrating (i) that such holder is acting in good faith and for the purposes of advancing the interests of the corporation and protecting such holder's own interest as a stockholder and (ii) that the requested documents are relevant to those purposes.

      The Massachusetts Bylaws provide that the original or attested copies of the Massachusetts Articles, the Massachusetts Bylaws and records of all meetings of incorporators and stockholders, and the stock and transfer records, shall be kept in Massachusetts at the principal office of the Company, or at an office of its Clerk, resident agent or transfer agent. The Massachusetts Bylaws also provide that such corporate documents shall be available at all reasonable times for inspection by any stockholder for any proper purpose but not to secure a list of stockholders or other information for the purpose of selling such list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Company.

      ACTION BY CONSENT OF STOCKHOLDERS

      Under the DGCL, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken by stockholders at any annual or special meeting may be taken without a meeting and without prior notice, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted, consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. All such consents must, in order to be effective, be signed and delivered to the corporation within sixty days after the earliest dated consent is delivered to the corporation. The Delaware Certificate and Bylaws prohibit stockholder action by written consent in lieu of a meeting and require the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of stock, voting together as a single class, to amend this restriction.

      Under the MGLA, any action required or permitted to be taken by stockholders at a meeting may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. The Massachusetts Bylaws provide that any action by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by writing.

      CUMULATIVE VOTING

      Under the DGCL, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in the election of directors. The Delaware Certificate does not provide for cumulative voting.

      The MGLA has no cumulative voting provision, and the Massachusetts Articles do not provide for cumulative voting.

      DIVIDENDS AND STOCK REPURCHASES

      Under the DGCL, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that the capital of the corporation is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, under the DGCL a corporation may generally redeem or repurchase shares of its stock if the capital of the corporation is not impaired and if such redemption or repurchase will not impair the capital of the corporation. Under the DGCL, the directors of a corporation are jointly and severally liable for negligently or willfully making improper dividend payments, stock repurchases or redemptions. Directors held to be liable pursuant to this provision of the DGCL are entitled to be subrogated to the rights of the corporation against stockholders receiving dividends on, or assets for the sale or redemption of, their stock with knowledge that such dividend, repurchase or redemption was unlawful.

      The Delaware Certificate provides that dividends may be declared and paid on the AspenTech Delaware Common Stock from funds lawfully available therefor as and when determined by the AspenTech Delaware board of directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. No shares of Preferred Stock of AspenTech Delaware are currently outstanding.

      Under the MGLA, the directors of a corporation will be jointly and severally liable if a payment of dividends or a repurchase of a corporation's stock is (i) made when the corporation is insolvent, (ii) renders the corporation insolvent or (iii) violates the corporation's articles of organization. Stockholders to whom a corporation makes any distribution (except a distribution of stock of the corporation) if the corporation is, or is thereby rendered, insolvent, are liable to the corporation for the amount of such distribution made, or for the amount of such distribution which exceeds that which could have been made without rendering the corporation insolvent, but in either event only to the extent of the amount paid or distribution to them, respectively. In such event, a stockholder who pays more than such holder's proportionate share of such distribution or excess shall have a claim for contribution against the other stockholders.

      The Massachusetts Articles do not contain any additional provisions with respect to the payment of dividends on the Company's Common Stock. The Company has never declared or paid cash dividends on its capital stock. No shares of Preferred Stock of the Company are outstanding.

      CLASSIFICATION, NUMBER AND QUALIFICATION OF THE BOARD OF DIRECTORS

      The DGCL permits (but does not require) classification of a corporation's board of directors into one, two or three classes. Under the DGCL, the number of directors shall be fixed or determined in the manner the bylaws provide, unless the corporation's certificate of incorporation fixes the number of directors, in which case the number of directors may only be changed by amending the certificate of incorporation. The Delaware Certificate and Bylaws provide for the classification of the AspenTech Delaware board of directors into three classes, with the terms of the classes staggered so that only one class is elected each year, in each case for a three-year term or until a successor to each director in each such class is duly elected and qualified. The Delaware Certificate provides that the number of directors will be fixed from time to time by the AspenTech Delaware board of directors, but shall not be less than three. The size of the AspenTech Delaware board of directors is currently fixed at six members. Neither the Delaware Certificate nor the Delaware Bylaws set forth specific qualification requirements for directors. Any vacancy on the AspenTech Delaware board of directors, however occurring, including a vacancy resulting from an enlargement of the AspenTech Delaware board of directors, may only be filled by vote of a majority of the directors then in office.

      The MGLA requires classification of a public corporation's board of directors into three classes (each having a three-year term) and imposes certain other obligations, unless the directors of such public corporation elect by vote to be exempt from such requirement or the stockholders of such public corporation, at a meeting duly called for such purpose, elect to be exempt from such requirement by a vote of two-thirds of each class of stock outstanding. The Massachusetts Articles and Bylaws provide for the classification of the Company's board of directors into three classes, as nearly equal in number as possible, with the terms of the classes staggered so that only one class is elected each year, in each case for a three-year term or until a successor to each director in each such class is duly elected and qualified. The MGLA requires that the number of directors be fixed or determined in the corporation's bylaws but shall not be less than three directors whenever there are more than two stockholders of record. The Massachusetts Bylaws provide that the number of directors of the Company shall consist of at least three but not more than seven members. The Massachusetts Bylaws provide that the number of directors may be increased or decreased by the affirmative vote of not less than two-thirds of all outstanding shares of stock of the Company entitled to vote thereon. Neither the Massachusetts Articles nor the Massachusetts Bylaws set forth specific qualification requirements for directors.

      REMOVAL OF DIRECTORS

      Under the DGCL, stockholders may generally remove directors with or without cause by a majority vote; however, stockholders may remove members of a classified board only for cause, unless the certificate of incorporation provides otherwise. The Delaware Certificate states that any director may be removed only for cause by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of AspenTech Delaware entitled to vote at a meeting of the stockholders called for that purpose.

      The Massachusetts Bylaws provide that a director may be removed from office at any time, but only for cause and only by either the vote of not less than two-thirds of the holders of the shares then entitled to vote or by the vote of a majority of the directors then in office.

      VACANCIES ON THE BOARD OF DIRECTORS

      Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of directors then in office, even though less than a quorum. The DGCL also provides that where directors are elected by classes or series of stock, vacancies are to be filled by the remaining directors elected by the class or series in whose directorships the vacancy occurs. The Delaware Certificate and Bylaws provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the AspenTech Delaware board of directors for any other reason may be filled only by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

      The MGLA provides that in the case of a classified board (such as the Company's), any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board of directors, shall be filled solely by the affirmative vote of a majority of the directors then in office, even though less than a quorum. The Massachusetts Bylaws also provide that newly created directorships resulting from any increase in the number of directors or any vacancy shall be filled solely by the Company's board of directors.

      EXCULPATION OF DIRECTORS

      The DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable for monetary damages stemming from breaches of fiduciary duties. Under the DGCL, a charter provision limiting directorial liability cannot relieve a director of personal liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful repurchases or redemptions of stock or
(iv) any transactions from which the director derived an improper personal benefit.

      In Massachusetts, a corporation's articles of organization may limit the personal liability of its directors for breaches of their fiduciary duties. Under the MGLA, this limitation is generally unavailable for acts or omission by a director which (i) were in violation of such director's duty of loyalty, (ii) were in bad faith or which involved intentional misconduct or a knowing violation of law or (iii) involved in a financial profit or other advantage to which the director was not legally entitled. The MGLA also prohibits the elimination or limitation of director liability for unauthorized loans to insiders or distributions that occur when a corporation is, or which renders a corporation, insolvent.

      The Delaware Certificate and the Massachusetts Articles provide for limitations on directors' liability as permitted by the DGCL and the MGLA, respectively.

      INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

      Both the DGCL and the MGLA generally permit indemnification of directors, officers, employees and certain others for expenses incurred by them by reason of their position with the corporation, if such person has acted in good faith and with the reasonable belief that his or her conduct was in or not opposed to the best interest of the corporation. However, unlike the MGLA, the DGCL does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although it does permit indemnification in such situations if approved by the Delaware Court of Chancery) and for expenses related to such actions.

      The Delaware Certificate provides that no director shall be personally liable for any monetary damages for any breach of fiduciary duty as a director to the maximum extent permitted under Delaware law. The Delaware Certificate also provides that AspenTech Delaware shall indemnify any director or officer of AspenTech Delaware (i) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of AspenTech Delaware) brought against him by virtue of his position as a director or officer of AspenTech Delaware if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of AspenTech Delaware, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of AspenTech Delaware brought against him by virtue of his position as a director or officer of AspenTech Delaware if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of AspenTech Delaware, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to AspenTech Delaware, unless a court determines that he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, he is required to be indemnified by AspenTech Delaware against all expenses (including attorneys' fees) incurred in connection therewith. Indemnification is required to be made unless AspenTech Delaware determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by AspenTech Delaware that the director or officer did not meet the applicable standard of conduct required for indemnification, or if AspenTech Delaware fails to make an indemnification payment within sixty days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give AspenTech Delaware notice of the action for which indemnity is sought and AspenTech Delaware has the right to participate in such action or assume the defense thereof. The Delaware Certificate further provides that, in the event that Delaware law is amended to expand the indemnification permitted to directors or officers, AspenTech Delaware must indemnify those persons to the fullest extent permitted by such law as so amended.

      The Massachusetts Bylaws provide that the Company shall, to the fullest extent legally permissible, indemnify each of its directors and officers (including persons who were acting at its request as directors, trustees or officers of another organization, including service with respect to any employee benefit plan) against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Company's board of directors.

      TRANSACTIONS WITH INTERESTED PARTIES

      The DGCL provides that no transaction between a corporation and one or more of its directors or officers, or an entity in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall be void or voidable solely for that reason, nor will such a transaction be void or voidable solely because the director or officer is present at or votes at the meeting of the board of directors or committee which authorizes the transaction or solely because his or her votes are counted for such purpose, provided that (i) the material facts as to the relationship or interest and as to the transaction are disclosed or are known to the board of directors or a committee thereof and the board or committee authorizes the transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors number less than a quorum, (ii) the material facts as to the interested director's or officer's relationship or interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon and the transaction is specifically approved in good faith by vote of those stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or committee or the stockholders. The DGCL permits common or interested directors to be counted in determining the presence of a quorum at a meeting of the board or of a committee that authorizes an interested director or officer transaction. The Delaware Bylaws contain a provision regarding transactions with interested parties which substantially tracks the provisions of the DGCL summarized above.

      The MGLA contains no provision comparable to that of the DGCL. The Massachusetts Bylaws provide that no transaction of the Company shall, in the absence of fraud, be affected or invalidated by the fact that any stockholder, director or officer of the Company or any organization of which he may be a director, officer, stockholder or a member may be a party to or may have an interest in such transaction, provided that the nature and extent of such interest was disclosed to, or known by, the entire board of directors of the Company before acting on such transaction.

      FUNDAMENTAL TRANSACTIONS

      The DGCL generally requires that mergers and consolidations, and sales, leases or exchanges of all or substantially all of a corporation's property and assets, be approved both by the directors and by a vote of the holders of a majority of the outstanding stock entitled to vote, though a corporation's certificate of incorporation may require a greater-than-majority vote. Under the DGCL, a corporation that is the surviving corporation in a merger need not have stockholder approval for the merger if (i) each share of the surviving corporation's stock outstanding prior to the merger remains outstanding in identical form after the merger, (ii) there is no amendment to its certificate of incorporation and (iii) the consideration going to stockholders of the non-surviving corporation is not common stock (or securities convertible into common stock) of the surviving corporation or, if it is such stock or securities convertible into such stock, the aggregate number of shares of common stock actually issued or delivered, or initially issuable upon conversion, does not exceed twenty percent of the shares of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger. The Delaware Certificate does not provide anything different from the DGCL requirements.

      The MGLA generally requires approval of mergers and consolidations and sales, mortgages, leases or exchanges of all or substantially all of a corporation's property by a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon, except that (i) the articles of organization may provide (which the Massachusetts Articles do not) for a vote of a lesser proportion but not less than a majority of each such class and (ii) unless required by the corporation's articles of incorporation (which the Massachusetts Articles do not), an agreement providing for a merger need not be submitted to the stockholders of a corporation surviving a merger but may be approved by vote of its directors if (a) the agreement of merger does not change the name, the amount of shares authorized of any class of stock or other provisions of the articles of organization of such corporation, (b) the authorized unissued shares or shares held in the treasury of such corporation of any class of stock of such corporation to be issued or delivered pursuant to the agreement of merger do not exceed 15% of the shares of such corporation of the same class outstanding immediately prior to the effective date of the merger, and (c) the issue by vote of the directors of any unissued stock to be issued pursuant to the agreement of merger has been authorized in accordance with the provision of the MGLA governing the issue of authorized but unissued capital stock.

      The Company is subject to the provisions of Chapter 110F of the MGLA, an antitakeover law. In general, this statute prohibits a Massachusetts corporation with more than 200 stockholders from engaging in a "business combination" with "interested stockholders" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires ninety percent of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time the stockholder becomes an interested stockholder, or (iii) the business combination is approved by both the board of directors and holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) five percent or more of the corporation's voting stock. A "business combination" includes a merger, consolidation, certain stock or asset sales, and certain other specified transactions resulting in a financial benefit to the interested stockholder. The Company may at any time elect not to be governed by Chapter 110F by amending its Restated Articles of Organization and By-Laws by a vote of a majority of the stockholders entitled to vote, but such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested stockholder prior to the adoption of the amendment.

      In addition, MGLA Chapter 110D, entitled "Regulation of Control Shares Acquisitions," applies to the Company and provides, in general, that any stockholder of a corporation subject to this statute who acquires twenty percent or more of the outstanding voting stock of such corporation may not vote such stock unless the other stockholders of such corporation so authorize.

      MGLA Chapter 156B, Section 50A, requires that publicly held Massachusetts corporations that have not "opted out" of Secion 50A have a classified board of directors consisting of three classes as nearly equal in size as possible.
Section 50A also provides that directors who are so classified shall be subject to removal by the stockholders only for cause. The Company's Amended and Restated by-Laws contain provisions which reflect Section 50A.

       ANTI-TAKEOVER MEASURES

       The Board believes that a hostile takeover attempt may have a negative effect on the Company and its stockholders. Takeover attempts that have not been negotiated or approved by the board of a corporation can seriously disrupt the business and management of a corporation and generally present the risk of terms which are less favorable to all of the stockholders than would be available in a negotiated, board-approved transaction. By contrast, board-approved transactions can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its stockholders, with due consideration to matters such as capturing the value from longer term strategies, the recognition or postponement of gain or loss for tax purposes and the management and business of the acquiring corporation.

       The Massachusetts Articles and Bylaws already include certain provisions available to the Company under Massachusetts law to deter hostile takeover attempts and to help provide adequate opportunity for the board to consider and respond to a takeover offer. These provisions include a classified board, elimination of cumulative voting, and an advance notice requirement for stockholder proposals. These provisions will also be included in the Delaware Certificate and Bylaws following the Reincorporation.

       In addition, the Company currently has a rights plan (the "AspenTech Rights Plan"), which would be adopted by the Board of AspenTech Delaware upon completion of the Reincorporation. For a description of the AspenTech Rights Plan, see "AspenTech Rights Plan."

       AspenTech Delaware would also retain the rights currently available to the Company under Massachusetts law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed Reincorporation, shares of authorized and unissued common stock and preferred stock of AspenTech Delaware could (within the limits imposed by applicable law) be issued, or preferred stock could be created and issued with terms, provisions and rights, to make more difficult, and therefore less likely, a takeover of AspenTech Delaware. See "Capitalization; Blank Check Preferred" below. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of AspenTech Delaware.

       In addition to specific anti-takeover measures, a number of differences between Massachusetts and Delaware law, which are effective without action by AspenTech Delaware, could have a bearing on unapproved takeover attempts. One such difference is the existence of a DGCL provision regulating tender offers by restricting permitted business combinations with "interested stockholders," which provision is intended to limit coercive takeovers of companies. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at anytime, by action of its stockholders. The Company has no present intention of opting out of the statute. The MGLA has a comparable provision which prohibits a Massachusetts corporation from engaging in a business combination with an interested stockholder (a person owning 5% or more of the outstanding voting stock) for three years following the date on which the person becomes an interested stockholder.

       The Massachusetts Articles also contain provisions regarding takeover attempts that are comparable to the Delaware statutory provisions. The Massachusetts Articles provide that certain mergers or other specified transactions ("Business Combinations") involving the Company or a subsidiary and another corporation or individual which owns or controls 5% or more of the Company's capital stock (an "Interested Shareholder") require approval by two-thirds of the outstanding capital stock of the Company and approval of holders of a majority of the outstanding shares excluding shares held by an Interested Shareholder and its affiliates and associates unless a majority of the members of the Board who are unaffiliated with the Interested Shareholder approve the Business Combination.

       More generally, Delaware law may permit a corporation greater flexibility in governing its internal affairs and its relationships with stockholders and other parties, including various anti-takeover measures, than do the laws of many other states, including Massachusetts. In addition to the measures described above, certain types of "poison pill" defenses (such as stockholder rights plans) have been upheld by Delaware courts, but have not yet been dispositively addressed by Massachusetts courts, thus rendering their effectiveness and interpretation in Massachusetts less certain.

       There can be no assurance that the Board would or would not adopt any further anti-takeover measures available under Delaware law (some of which may not require stockholder approval). The availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of AspenTech Delaware's stockholders may deem to be in their best interests or in which stockholders may receive a premium for their shares over the then current market price. As a result, stockholders who might desire to participate in such transactions may not have the opportunity to do so. Although the Company already has in place a number of anti-takeover measures, the Company's stockholders should recognize that, if the Reincorporation is adopted, the effect of such measures, along with the possibility of further discouraging takeover attempts, may be to limit in certain respects the rights of stockholders of AspenTech Delaware compared with the rights of stockholders of the Company.

       The Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the stockholders, providing all of the stockholders with considerable value for their shares. To the extent that the Reincorporation may provide greater deterrence to takeover offers and greater defenses against takeovers, the Reincorporation may have the effect of discouraging or defeating future takeover attempts which a substantial number or majority of AspenTech Delaware's stockholders might wish to accept and which might provide a substantial premium over market prices. However, the Board believes that the potential suddenness and disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less favorable to all of the stockholders than would be available in a board-approved transaction) are sufficiently great that, on balance, prudent steps to reduce the likelihood of such takeover attempts and to help ensure that the Board has adequate opportunity to fully consider and respond to any takeover attempt and actively negotiate its terms, are in the best interests of the Company and its stockholders. The Board also believes that any additional defenses and deterrence provided by the Reincorporation are incremental in light of the Company's existing takeover defenses.

         COMMON SHARE PURCHASE RIGHTS PLAN

       The AspenTech Rights Plan will be adopted by the Board of AspenTech Delaware and upon consummation of the Reincorporation the Rights will be converted into rights to purchase shares of Common Stock of AspenTech Delaware. Because of favorable court decisions in Delaware, and a lack of dispositive court decisions in Massachusetts, the validity and interpretation of stockholder rights plans comparable to the AspenTech Rights Plan is substantially more certain under Delaware law. A vote in favor of the proposed Reincorporation will result in the assumption of the AspenTech Rights Plan by AspenTech Delaware.

       Terms of the AspenTech Rights Plan provide for a dividend distribution of one common share purchase right (a "Right") for each outstanding share of common stock of the Company. Each Right entitles the registered holder to purchase from the Company one one-hundredths of a share of Series A Participating Cumulative Preferred Stock, at an exercise price of $175 per share, subject to adjustment, and a redemption price of $0.01 per Right. The principal terms of the AspenTech Rights Plan are set forth in the Stockholder Rights Plan, dated as of October 9, 1997, between the Company and American Stock Transfer and Trust Company, as Rights Agent. See "AspenTech Rights Plan."

      CHARTER AMENDMENTS

      Under the DGCL, charter amendments require the approval of the board of directors and both a general vote of a majority of all outstanding shares entitled to vote thereon, and a class vote of a majority of outstanding shares of each class entitled to vote as a class. In addition, the DGCL requires a class vote when, among other things, an amendment will adversely affect the powers, preferences or special rights of a particular class of stock. Under the DGCL, a provision in a corporation's certificate of incorporation requiring a supermajority vote of the Board of Directors or stockholders may be amended only by such supermajority vote. The Delaware Certificate provides that, notwithstanding the provisions of the DGCL, the affirmative vote of the holders of at least 75% of the shares of AspenTech Delaware capital stock issued, outstanding and entitled to vote shall be required for any amendment to the Delaware Certificate with regards to the election, removal and powers of the AspenTech Delaware board of directors, actions of the stockholders by written consent and special meetings of stockholders. In addition, any amendment, repeal or modification of the indemnification provisions of the Delaware Certificate shall be prospective only.

      Under the MGLA, a majority vote of each class of stock outstanding and entitled to vote thereon is required to authorize an amendment of the articles of organization effecting one or more of the following: (i) an increase or reduction of the capital stock of any authorized class; (ii) a change in the par value of authorized shares with par value, or any class thereof; (iii) a change of authorized shares (or any class thereof) from shares with par value to shares without par value, or from shares without par value to shares with par value;
(iv) certain changes in the number of authorized shares (or any class thereof); or (v) a corporate name change. Subject to certain conditions, a two-thirds vote of each class of stock outstanding and entitled to vote thereon is required to authorize any other amendment of the articles of organization, or, if the articles of organization so provide for a vote of a lesser proportion but not less than a majority of each class of stock outstanding and entitled to vote thereon. If any amendment requiring a two-thirds vote would adversely affect the rights of any class or series of stock a two-thirds vote of such class voting separately, or a two-thirds vote of such series, voting together with any other series of the same class adversely affected in the same manner, is also necessary to authorize such amendment. The Massachusetts Articles and Bylaws do not contain any additional provisions with respect to the amendment of the Massachusetts Articles.

      AMENDMENTS TO BYLAWS

      The DGCL provides that stockholders may amend a corporation's bylaws and, if so provided in its charter, the board of directors may also have this power. Under the DGCL, the power to adopt, amend or repeal bylaws lies in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors.

      The Delaware Bylaws grant the AspenTech Delaware board of directors the authority to amend or repeal the Delaware Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the AspenTech Delaware board of directors at which a quorum is present. The stockholders may amend or repeal the Delaware Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of AspenTech Delaware entitled to vote at a meeting of the stockholders, provided the notice of such meeting sent to stockholders contained notice of such amendment or repeal. The affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of AspenTech Delaware entitled to vote is required to amend or repeal provisions (or adopt any inconsistent provision) of the Delaware Bylaws relating to special meetings of stockholders, nomination of directors, notice of business at annual meetings, stockholder action without meetings, organization of stockholder meetings, amendment of the Bylaws and any provisions relating to the election, powers, meetings and removal of directors.

      The MGLA provides that stockholders may amend a corporation's bylaws and, if so provided in its charter, the board of directors may also have this power. Under the MGLA, the power to make, amend or repeal bylaws also lies in the stockholders entitled to vote; provided, that the directors may also make, amend or repeal the bylaws, except with respect to any provision which by law, the articles of organization, the bylaws may provide that the directors may also make, amend or repeal the bylaws, except with respect to any provision which by law, the articles of organization or the bylaws requires action by the stockholders.

      The Massachusetts Articles provide that the Company's board of directors may amend or repeal the Massachusetts Bylaws, except as provided by law or the Massachusetts Bylaws. The Massachusetts Bylaws provide that the Massachusetts Bylaws may be amended or repealed by either the stockholders or a majority of the directors then in office, except that no amendment may be made by the board of directors on matters reserved to the stockholders by law or the Massachusetts Articles or which changes the provisions of the Massachusetts Bylaws relating to meetings of stockholders or removal of directors. The Massachusetts Bylaws further provide that the provisions of the Massachusetts Bylaws relating to the number, election and term of office of directors, removal of directors, director vacancies or indemnification shall not be repealed, modified or amended in any respect unless approved by (i) the board of directors and the stockholders or
(ii) the holders of not less than two-thirds of all outstanding shares of stock of the Company entitled to vote thereon.

      APPRAISAL RIGHTS

      Under the DGCL, appraisal rights are available to dissenting stockholders in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available under the DGCL when a corporation is to be the surviving corporation and no vote of its stockholders is required in order to approve the merger. In addition, unless otherwise provided in a corporation's charter, no appraisal rights are available under the DGCL to holders of shares of any class of stock which is either (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders, unless such stockholders (in (i) or (ii)) are required by the terms of the merger to accept in exchange for their shares anything other than: (a) shares of stock of the surviving corporation; (b) shares of stock of another corporation which are or will be listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of such stock; or (d) any combination thereof. Appraisal rights are not available under the DGCL in the event of the sale, lease or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the certificate of incorporation. The Delaware Certificate does not grant such rights.

      Under the MGLA, a properly dissenting stockholder is entitled to received the appraised value of his shares when the corporation votes (i) to sell, lease or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization which adversely affects the rights of the stockholder, or (iii) to merge or consolidate with another corporation, unless a vote of the stockholders was not required to approve such merger or consolidation.

III.   PROPOSAL THREE - AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

       The Board of Directors has adopted an amendment to the Company's 1995 Stock Option Plan, subject to stockholder approval, providing for an increase in the number of shares authorized for issuance thereunder on the first day of fiscal years 1999, 2000 and 2001, in each case by an amount equal to 5% of the Common Stock outstanding on the preceding June 30.

       The amendment also clarifies the vesting schedule, adds a withholding tax payment commitment from the optionees for exercising nonstatutory options, clarifies the terms of termination with respect to non-employee consultant optionees, and clarifies the anti-dilution provisions.


       AN AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE MEETING IS NECESSARY TO APPROVE THE AMENDMENTS TO THE 1995 STOCK OPTION PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1995 STOCK PLAN.

BACKGROUND

       The Company currently has four plans which deal with the granting of options, including (a) the 1995 Stock Option Plan (the "1995 Plan"), which initially covered 1,600,000 shares of Common Stock (post-split) and was automatically increased in July of 1996 and 1997, (b) the 1995 Employees' Stock Purchase Plan (the "1995 Employees Plan"), which initially covered 500,000 shares of Common Stock (post-split) for issuance to employees participating in the Company's stock purchase program, (c) the 1995 Directors Stock Option Plan, which provides for a grant of 12,000 shares of Common Stock at fair market value upon the initial election of a new director and subsequent options to purchase 4,000 shares, or, if approved under Proposal Three, 24,000 shares initially and 8,000 shares of Common Stock annually, ("1995 Directors Plan"), and (d) the 1997 Special Stock Option Plan ("1997 Special Plan") which covers 250,000 shares of Common Stock for issuance to employees, consultants and directors of newly acquired businesses. This proposal is to continue the automatic increase feature of the 1995 Plan for an additional three years.

DESCRIPTION OF 1995 STOCK OPTION PLAN

       The 1995 Plan replaced the 1988 Stock Option Plan and initially covered 1,600,000 shares (post-split) of Common Stock. At July 1, 1996 and July 1, 1997 the 1995 Plan expanded to cover an additional 5% of the Common Stock outstanding on the preceding June 30. The present proposal is to extend the automatic increase of 5% for the next three fiscal years.

       The 1995 Plan is intended to advance the interests of the Company and its stockholders by improving the Company's ability to attract and retain qualified individuals who are in a position to contribute to the management and growth of the Company and its subsidiaries and to provide additional incentive for such individuals to contribute to the Company's future success.

       The 1995 Plan provides that the Company may grant options for not more than the stated number of shares of its Common Stock, subject to increase or decrease in the event of subsequent stock splits or other capital changes. In the event that any option expires or terminates for any reason without being exercised in full, the unpurchased shares covered thereby will be available for subsequent rants under the 1995 Plan. Options under the 1995 Plan may be granted on or after December 18, 1995 but not later than November 30, 2005.

         An option under the 1995 Plan may be granted only to a key employee or key advisor of the Company or its subsidiaries. Key employees may receive either incentive options or nonstatutory options, as decided by the Compensation Committee, but key advisors may receive only nonstatutory options. The aggregate fair market value of common stock for which incentive options held by any participant may first become exercisable in any calendar year (determined as of the time the incentive option is granted) shall not exceed $100,000. No more than 1,000,000 shares may be subject to options to any one key employee or key advisor.

       The exercise price under each incentive option granted pursuant to the 1995 Plan shall not be less than 100% of the fair market value on the date of grant. The exercise price of each nonstatutory option is not so limited. An option may be exercised in exchange for cash or shares of Common Stock equal in value to the exercise price. An option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes.

       The 1995 Plan will continue to be administered by the Compensation Committee. The Compensation Committee has complete authority, subject to the limitations described herein, to determine which eligible employees and advisors will be granted options, the time at which options will be granted, the number of shares covered by each option, and the option period.

       Each option under the 1995 Plan will be evidenced by a written option agreement in such form as may be approved by the Compensation Committee. Each option will be exercisable in one or more installments at the time provided in the option agreement, generally one-sixteenth at the end of each calendar quarter, except that no incentive option may be exercised later than 10 years from the date of its grant. Each option will provide that the option will become immediately exercisable in full in the event of a change of control. Options granted under the 1995 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of an optionee only by the optionee. All rights to purchase shares will cease to accrue upon the death or other termination of employment of an optionee, and any accrued rights not then exercised are exercisable only within a limited period thereafter.

       The 1995 Plan is intended to qualify as an "incentive stock option plan" within the meaning of Section 422 of the Internal Revenue Code of 1986, but not all options granted under the 1995 Plan are required to be incentive options. Under the applicable Code provisions, an employee will not recognize income subject to federal income taxation upon either the grant or exercise of an incentive option under the 1995 Plan, and the Company will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of the incentive option. Generally, if an optionee disposes of the incentive option shares more than two years after the date the option was granted and more than one year after the exercise of the option, the gain or loss on a sale of the incentive option shares, equal to the difference between the sales price and the option exercise price, will be treated as long-term capital gain or loss. In that case, the Company will not be entitled to a deduction at the time the optionee sells the option shares. If the optionee sells the incentive option shares within two years after the date the option is granted or within one year after the date the option is exercised, the optionee will generally be taxed on an ordinary income basis on the sale of the shares on an amount equal to the difference between the fair market value at exercise and the incentive option exercise price. The Company will be allowed a deduction at that time in an amount equal to the ordinary income realized by the employee. In addition, some optionees may be subject to a minimum tax on tax preference income. No taxable income will be recognized by an individual upon the grant of a nonstatutory option under the 1995 Plan. Upon the exercise of the nonstatutory option, however, the amount, if any, by which the fair market value of the shares at exercise exceeds the option exercise price will be treated as ordinary income to the individual in the year of exercise. In that case, the Company will be allowed an income tax deduction in an amount equal to the amount the individual recognizes as ordinary income.

IV.    PROPOSAL FOUR - AMENDMENT TO THE COMPANY'S 1995 DIRECTORS STOCK OPTION
       PLAN

       The Board of Directors has adopted a proposal to approve an amendment to the Company's 1995 Directors Stock Option Plan (the "1995 Directors Plan") increasing the number of share options automatically granted to each director upon becoming a director from 12,000 to 24,000 shares of Common Stock, and on the annual meeting date from 4,000 to 8,000 shares of Common Stock, each subject to adjustment for stock splits, stock dividends, or other capital changes. This amendment supercedes a provision in the plan which sets forth 12,000 and 4,000 respectively as the number of shares for which an option is to be granted to each director initially and annually, but does not provide for an adjustment in such number in the event of capital changes.

       AN AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE MEETING IS NECESSARY TO APPROVE THE AMENDMENTS TO THE 1995 DIRECTORS STOCK OPTION PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1995 DIRECTORS STOCK OPTION PLAN.

DESCRIPTION OF 1995 DIRECTORS STOCK OPTION PLAN

       The 1995 Directors Plan as adopted by the Board of Directors and approved by the stockholders covers 240,000 shares (post-split) of Common Stock of the Company. It is intended to improve the ability of the Company to attract and retain qualified directors and is intended to provide additional incentive for them to promote the Company's success. (See "Proposal Three - Amendment to the Company's 1995 Stock Option Plan - Background" for a description of the other stock option plans.)

       Under the 1995 Directors Plan, options are automatically granted without any discretionary action by the Compensation Committee or the Board. The 1995 Directors Plan provides that each non-employee director is to be granted an option to purchase 12,000 shares of Common Stock at fair market value upon his or her initial election as a director and an option to purchase 4,000 shares of Common Stock at fair market value following any annual meeting if such director continues as a non-employee director. Options under the 1995 Directors Plan may be granted on or after December 18, 1995 but not later than November 30, 2005.

       An option may be exercised in exchange for cash or shares of Common Stock equal in value to the exercise price. An option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares.

       Each option will become immediately exercisable in full in the event of a change of control. Options granted under the 1995 Directors Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of an optionee only by the optionee. All rights to purchase shares will cease to accrue upon the death or other termination of service of an optionee, and any accrued rights not then exercised are exercisable only within a limited period thereafter.

       The amount, if any, by which the fair market value of the shares at exercise exceeds the option exercise price will be treated as ordinary income to the optionee in the year of exercise, and the Company will be allowed an income tax deduction in an amount equal to the amount the optionee recognizes as ordinary income.

V. PROPOSAL FIVE - PROPOSAL TO ADOPT THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN

       The Company maintains an Employee Stock Purchase Program (the "Stock Purchase Program") that permits employees to purchase the Company's Common Stock at a discounted price. The Board believes that the Stock Purchase Program is an important benefit in recruiting and retaining employees. The Stock Purchase Program is designed to encourage and assist employees of the Company and its subsidiaries in acquiring an equity interest in the Company through the purchase of Common Stock.

       The Board of Directors has adopted a new 1998 Employee Stock Purchase Plan (the "1998 Employee Plan"), subject to approval by the stockholders, which covers 1,000,000 shares of Common Stock issuable upon payment for the shares under options granted solely to employees. This plan would replace the Company's current 1995 Employees' Stock Purchase Plan (the "1995 Employee Plan") after the end of the current enrollment period ending December 31, 1997. As of June 30, 1997 there were 231,570 shares available for issuance under the 1995 Employee Plan. Enrollment under the 1995 Employee Plan has increased with 498 participants in the ESPP12 offering which ended December 31, 1996; and 670 participants in the ESPP13 offering which ended June 30, 1997. The Board believes that it is necessary to adopt the 1998 Employee Plan in order to ensure that there are sufficient shares for all stock purchases under the Stock Purchase Program through calendar 1998.

       The terms of the 1998 Employee Plan are substantially identical to the terms of the 1995 Employee Plan, except that the new 1998 Employee Plan provides for 1,000,000 shares, and requires employees to give notice of premature disposition of shares to allow the Company to determine withholding tax requirements. All other changes were made for purposes of clarifying the terms and provisions of the plan.

       AN AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE MEETING IS NECESSARY TO APPROVE THE ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE 1998 EMPLOYEES STOCK PURCHASE PLAN.

DESCRIPTION OF PLAN

       All employees of the Company and its subsidiaries who have been employed for at least one month, for at least twenty hours per week and for more than five months per year are eligible to participate in the 1998 Employee Plan as of the first enrollment date following employment. Participants may elect to make contributions up to a maximum of 10% of base compensation. On the last trading date of each purchase period, the Company applies the funds then in each participant's account to the purchase of shares. The trading dates may be determined by the Compensation Committee of the Board of Directors. Typically the Compensation Committee designates December 31 and June 30 as the trading dates. The cost of each share purchased is 85% of the lower of the closing prices for the Company's Common Stock on (i) the first trading day in the enrollment period in which the purchase is made and (ii) the exercise date. The exercise date means a date not more than 27 months after the Grant Date. In addition the employee's rights to purchase stock will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of the grant date) for each calendar year in which the option is outstanding. (See "Proposal Three - Amendment To The Company's 1995 Stock Option Plan - Background" for a description of the other stock option plans.)

       The 1998 Employee Plan is administered by the Compensation Committee which may determine whether to grant options under the plan and may specify the dates which shall be grant date and exercise dates under the plan. The Compensation Committee may also determine the maximum percentage of each employee's compensation which may be withheld for the purpose of purchasing shares of stock, provided that the maximum percentage does not exceed ten percent. The Compensation Committee may terminate or amend the plan at any time provided that the Compensation Committee may not, without approval by a majority of the stockholders, increase the maximum number of shares of stock purchasable under the plan, change the description of employees or classes of employees eligible to receive options, change the manner of determining the exercise price of option, or extend the period during which options may be granted or exercised.


VII.     ADDITIONAL INFORMATION

INFORMATION CONCERNING AUDITORS

Arthur Andersen LLP, who have been selected by the Board of Directors as independent public accountants to audit the financial statements of the Company for the 1998 fiscal year, have served as auditors for the Company since 1982. Representatives of Arthur Andersen LLP are expected to be at the Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.


PROPOSALS OF STOCKHOLDERS

A stockholder who intends to present a proposal at the 1998 Annual Meeting of Stockholders for inclusion in the Company's 1998 proxy statement and proxy card relating to that meeting must submit such proposal by June 30, 1998. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Legal Department.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission ( the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all Section 16(a) reports applicable to its officers, directors and ten-percent stockholders with respect to reportable transactions during the fiscal year ended June 30, 1997, were filed on a timely basis.

ASPENTECH RIGHTS PLAN

       On October 9, 1997, the Board declared a dividend of one Right for each outstanding share of Common Stock, par value $.10 per share, of the Company (the "Common Shares"). The Rights will be issued to the holders of record of Common Shares outstanding on October 9, 1997, and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-hundredth (1/100th) of a share of Series A Participating Cumulative Preferred Stock, par value $.10 per share, of the Company (the "Preferred Shares") at a price of $175.00 (the "Purchase

Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of October 9, 1997 (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent").

       Until the earlier of (i) such time as the Company learns that a person or group (including any affiliate or associate of such person or group) acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (such person or group being called an "Acquiring Person") or (ii) such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Common Shares which could result in the offeror becoming the beneficial owner of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates. Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

       As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares originally issued after the Distribution Date), and such separate Right Certificates alone will thereafter evidence the Rights.

       The Rights are not exercisable until the Distribution Date and will expire on October 9, 2007 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

       To preserve the actual or potential economic value of the Rights, the number of Preferred Shares or other securities issuable upon exercise of a Right, the Purchase Price and Redemption Price and the number of Rights associated with each outstanding Common Share are all subject to adjustment by the Board of Directors as provided in the Rights Agreement in the event of any change in the Common Shares or Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise.

       The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-hundredth (1/100th) of a Preferred Share. The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and, in lieu of fractional shares, the Company may issue certificates or utilize a depository arrangement as provided by the terms of the Preferred Shares and, in the case of fractions other than one one-hundredth (1/100th) of a Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.

       Upon a person or a group becoming an Acquiring Person, the Rights will entitle each holder of a Right to purchase, for the Purchase Price, that number of one one-hundredths (1/100ths) of a Preferred Share equivalent to the number of Common Shares which at the time of the transaction would have a market value of twice the Purchase Price.

       In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an entity that is not a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price or (ii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

       Any Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) shall be null and void and nontransferable, and any holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such right.

       At any time after a person or a group becomes an Acquiring Person, the Board of Directors of the Company may exchange all or part of the then outstanding Rights (other than Rights that have become null and void and nontransferable as described above) for consideration per Right consisting of one-half of the securities that otherwise would have been issuable to the holder of each Right upon exercise thereof. The Board of Directors of the Company may also issue, in substitution for Preferred Shares, Common Shares having an equivalent market value to the Preferred Shares if, at such time, the Company has a sufficient number of Common Shares issued but not outstanding or authorized but unissued.

       At any time prior to the earlier of (i) such time as a person becomes an Acquiring Person and (ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price (in cash or Common Shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (the "Redemption Price").

         Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and, upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights therefrom as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed or the terms of the preferred Shares), except that no supplement or amendment shall be made which reduces the Redemption Price or provides for an earlier Expiration Date.

         A copy of the Rights Agreement, including the terms of the Preferred Shares, has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

FORM 10-K

The Company has filed an Annual Report on Form 10-K for the fiscal year ended June 30, 1997, with the Securities and Exchange Commission. Stockholders may obtain a copy of this Report, without charge, by writing to the Company's principal executive office, at the address stated herein, attention Investor Relations, or by calling the Investor Relations line at (617) 949-1113.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in this proxy statement. If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors


                                             Stephen J. Doyle
                                             Clerk

November 14, 1997

SIDE 1
------

                             ASPEN TECHNOLOGY, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             FOR ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD DECEMBER 16, 1996

    The undersigned hereby authorizes and appoints Stephen J. Doyle and Lisa W. Zappala, and each of them, as proxies with full power of substitution in each, to vote all shares of Common Stock, par value $.10 per share, of Aspen Technology, Inc. held of record on Friday, November 10, 1997 by the undersigned at the Annual Meeting of Stockholders to be held at 3:00 p.m., local time, on Tuesday, December 16, 1997, at the Royal Sonesta Hotel, Riverfront Room, 2nd Floor, East Tower, 5 Cambridge Parkway, Cambridge, Massachusetts, 02142, and at any adjournments thereof, on all matters that may properly come before said meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BELOW OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE SPECIFIED NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

    THE DIRECTORS RECOMMEND A VOTE FOR EACH PROPOSAL.

PROPOSAL 1-Election of Lawrence B. Evans and Joan C. McArdle to the Board of Directors to serve as Class I directors for three-year terms.
       / / FOR the nominees listed above         / / WITHHOLD AUTHORITY to vote
           (except as marked to the                  for the nominees listed
           contrary below)                           above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name of such nominee on the line below.)

_______________________________________________________________________________

PROPOSAL 2-Approval of the proposal to change the Company's state of incorporation from Massachusetts to Delaware.
              / / FOR            / /  AGAINST          / / ABSTAIN

PROPOSAL 3-Approval of an amendment to the Company's 1995 Stock Option Plan.
              / / FOR            / /  AGAINST          / / ABSTAIN

PROPOSAL 4-Approval of an amendment to the Company's 1995 Directors Stock Option Plan.
              / / FOR            / /  AGAINST          / / ABSTAIN

PROPOSAL 5-Approval of the Company's 1998 Employee Stock Purchase Plan.
              / / FOR            / /  AGAINST          / / ABSTAIN

SIDE 2
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     PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


     THIS PROXY MUST BE SIGNED EXACTLY AS            Dated:_________________1997
     THE NAME OF THE STOCKHOLDER(S) APPEARS
     ON THE LABEL TO THE LEFT.
                                                     Signature:_________________
     Executors, administrators, trustees, etc.
     should give full title as such. If the
     signatory is a corporation, please sign         Signature:_________________
     full corporate name by duly authorized                    (If held jointly)
     officer.